Exhibit 99.4

POWER OF ATTORNEY

SECURITIES ACT AND EXCHANGE ACT FILINGS

The undersigned hereby makes, constitutes and appoints the individuals named on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, as the undersigned’s attorneys-in-fact (the “Attorneys-In-Fact”), , in the name of and for and on the behalf of the undersigned, either in my individual capacity or in my capacity as a trustee for any trust:

(a) For the purpose of complying with the requirements of the Securities Act of 1933, as amended, and the rules of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (collectively, the “Securities Act”), and the Securities Exchange Act of 1934, as amended, and the rules of the Commission promulgated thereunder (collectively, the “Exchange Act”), to prepare or cause to be prepared, execute, sign and file with the Commission and all applicable securities exchanges on behalf of the undersigned all statements, reports and other filings (including without limitation any amendments thereto) required to be filed by the undersigned under the Securities Act or the Exchange Act, including without limitation all Schedules 13D, Schedules 13G, and any amendments or exhibits thereto, with respect to the securities of Houlihan Lokey, Inc. (the “Issuer”); and

(b) To make, execute, acknowledge, and deliver such other documents, letters, and other writings, including communications to the Commission, and in general to do all things and to take all actions, which the Attorneys-In-Fact in his or her sole discretion may consider necessary or proper in connection with or to carry out the objective of complying with the Securities Act and the Exchange Act, as fully as could the undersigned if personally present and acting. The Attorneys-In-Fact are hereby empowered to determine in his/her sole discretion the time or times when, purpose for and manner in which any power therein conferred upon him or her shall be exercised, and the conditions, provisions, or other contents or any report, instrument or other document which may be executed by him or her pursuant hereto.

The undersigned hereby ratifies all that the Attorneys-In-Fact or his or her substitute or substitutes shall do under the authority of this Power of Attorney.

The Attorneys-In-Fact shall have full power to make and substitute any other Attorneys-In-Fact in his or her place and stead. The term “Attorneys-In-Fact” shall include the respective substitutes of any Attorneys-In-Fact.

The undersigned acknowledges that the foregoing Attorneys-In-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Issuer assuming, any of the undersigned’s responsibilities to comply with the Securities Act or the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to make filings with the Commission with respect to the undersigned’s holdings of and transactions in securities of the Issuer, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys-In-Fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on September 20, 2024.

/s/ Scott J. Adelson
Scott J. Adelson

Schedule A

Individuals Appointed as Attoenry-in-Fact with Full Power of Substitution and Resubstitution

1.	Scott L. Beiser
2.	J. Lindsey Alley
3.	Christopher Crain
4.	Charles A. Yamarone